Exhibit 99.1

Annaly Capital Management, Inc. Reports 3rd Quarter 2006 Core EPS of $0.16;
          Mid-Quarter Capital Raise Fully Invested by Quarter-End

    NEW YORK--(BUSINESS WIRE)--Nov. 1, 2006--Annaly Capital Management, Inc. (NYSE: NLY) today reported Core Earnings for the quarter ended September 30, 2006 of $34.9 million or $0.16 per average share available to common shareholders, as compared to Core Earnings of $21.2 million or $0.14 per average share available to common shareholders for the quarter ended September 30, 2005 and Core Earnings of $31.3 million or $0.16 per average share available to common shareholders for the quarter ended June 30, 2006. "Core Earnings" is defined as net (loss) income excluding impairment losses and gains or losses on sales of securities. On a GAAP basis, the net income for the quarter ended September 30, 2006 was $42.9 million or $0.21 basic net income per average share available to common shareholders, as compared to net income of $21.2 million or $0.14 basic net income per average share available to common shareholders for the quarter ended September 30, 2005 and net income of $8.6 million or $0.02 basic net income per average share available to common shareholders for the quarter ended June 30, 2006.

    During the third quarter $484 million of Mortgage-Backed
Securities were sold, resulting in a realized loss of $446,000. In addition, the Company had an $8.4 million gain on the termination of interest rate swaps with a notional value of $895 million.

    Common dividends declared for the quarter ended September 30, 2006 were $0.14 per share, as compared to $0.13 per share for the quarter ended September 30, 2005 and $0.13 per share for the quarter ended June 30, 2006. The annualized dividend yield on common stock for the quarter ended September 30, 2006, based on the September 30, 2006 closing price of $13.14, was 4.26%. On a Core Earnings basis, the Company provided an annualized return on average equity of 6.29% for the quarter ended September 30, 2006, as compared to 5.20% for the quarter ended September 30, 2005 and 7.63% for the quarter ended June 30, 2006. On a GAAP basis, the Company provided an annualized return on average equity of 7.72% for the quarter ended September 30, 2006, as compared to 5.20% for the quarter ended September 30, 2005, and 2.09% for the quarter ended June 30, 2006.

    During the third quarter, the Company completed a secondary offering of common stock. The net proceeds from the offering, including the exercise of the underwriters' over-allotment option, were approximately $476.7 million, before offering expenses.

    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the quarter's results. "The Federal Reserve has been on hold since the June 28/29 FOMC meeting. As a result, the front of the yield curve has been relatively range-bound. For our portfolio, this has meant that our cost of funds has leveled out, and pressure on book value has eased. We expect that the market will remain in a relatively tight trading range until incoming economic data offer clear direction as to the Federal Reserve's next policy bias."

    For the quarter ended September 30, 2006, the annualized yield on average earning assets was 5.44% and the annualized cost of funds on the average repurchase balance was 5.12%, which equates to an interest rate spread of 0.32%. This is an 8 basis point increase over the 0.24% annualized interest rate spread for the quarter ended September 30, 2005 and a 2 basis point decrease over the 0.34% annualized interest rate spread for the quarter ended June 30, 2006. For the quarter ended September 30, 2005, the annualized yield on average earning assets was 3.75% and the annualized cost of funds on the average repurchase balance was 3.51%. For the quarter ended June 30, 2006, the annualized yield on average earning assets was 5.17% and the annualized cost of funds on the average repurchase balance was 4.83%. At September 30, 2006, the weighted average yield on assets was 5.58% and the cost of funds was 5.12%, which equates to an interest rate spread of 46 basis points. Leverage at September 30, 2006 was 9.6:1, in comparison to 10.9:1 at September 30, 2005 and 11.5:1 at June 30, 2006.

    Fixed rate securities comprised 71% of the Company's portfolio at September 30, 2006. The balance of the portfolio was comprised of 20% adjustable rate mortgages and 9% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of September 30, 2006, substantially all of the assets in the Company's portfolio were FNMA, GNMA and FHLMC mortgage-backed securities, which carry an actual or implied "AAA" rating. During the third quarter of 2006, the Company entered into additional interest rate swap transactions, pursuant to which the Company agrees to pay a fixed interest rate and to receive a variable interest rate. The Company's swaps are designated as cash flow hedges against the benchmark interest rate risk associated with the Company's borrowings. The purpose of the swaps is to mitigate the risk of rising interest rates that affect the Company's cost of funds. Since the Company will be receiving a floating rate on the notional amount of the swaps, the effect of the swaps will be to enhance the earnings potential of a portion of the fixed rate assets in the portfolio in a rising rate environment.

    "We were able to fully leverage and invest the proceeds of our capital raise by the end of the quarter," said Wellington Denahan-Norris, Annaly's Vice Chairman, Chief Investment Officer and Chief Operating Officer. "Giving effect to the swaps, at September 30, 2006 our portfolio of short duration assets was effectively comprised of 39% fixed-rate, 20% adjustable-rate and 41% floating-rate exposure, which is consistent with the portfolio composition in our barbell strategy."

    The following table summarizes portfolio information for the
Company:



                                 September 30, September 30, June 30,
                                      2006          2005       2006
Leverage at period-end                   9.6:1        10.9:1   11.5:1
Fixed-rate mortgage-backed
 securities as % of portfolio               71%           34%      67%
Adjustable-rate mortgage-backed
 securities as % of portfolio               20%           61%      24%
Floating-rate mortgage-backed
 securities as % of portfolio                9%            5%       9%
Notional amount of interest rate
 swaps as % of portfolio                    32%            0%      34%
Annualized yield on average
 earning assets during the
 quarter                                  5.44%         3.75%    5.17%
Annualized cost of funds on avg.
 repurchase balance during the
 quarter                                  5.12%         3.51%    4.83%
Weighted average yield on assets
 at period-end                            5.58%         3.96%    5.42%
Weighted average cost of funds at
 period-end                               5.12%         3.69%    5.01%


    The Constant Prepayment Rate was 16% during the third quarter of 2006, as compared to 28% during the third quarter of 2005, and 19% during the second quarter of 2006. The weighted average cost basis was
100.5 at September 30, 2006. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended September 30, 2006, September 30, 2005 and June 30, 2006 was $14.9 million, $43.7 million, and $17.9 million, respectively. The total net premium remaining unamortized at September 30, 2006, September 30, 2005 and June 30, 2006 was $139.7 million, $376.0 million, and $161.7 million, respectively.

    General and administrative expenses as a percentage of average assets were 0.18%, 0.13%, and 0.18% for the quarters ended September 30, 2006, September 30, 2005, and June 30, 2006, respectively. At September 30, 2006, September 30, 2005, and June 30, 2006 the Company had a common stock book value per share of $11.26, $11.18 and $9.48, respectively.

    At September 30, 2006, FIDAC, Annaly's wholly-owned registered investment advisor, had under management approximately $2.6 billion in net assets and $14.6 billion in gross assets, as compared to $2.9 billion in net assets and $26.8 billion in gross assets at September 30, 2005 and $2.6 billion in net assets and $14.1 billion in gross assets at June 30, 2006. For the quarter ended September 30, 2006, FIDAC earned investment advisory and service fees, net of fees paid to distributors, of $4.3 million, as compared to $8.5 million for the quarter ended September 30, 2005 and $4.5 million for the quarter ended June 30, 2006. FIDAC, organized as a taxable REIT subsidiary of Annaly, generally receives net investment advisory fees of approximately 10 to 20 basis points of the gross assets it manages, assists in managing or supervises.

    "The change in bond market sentiment has been positive for FIDAC," said Mr. Farrell. "Our team is committed to growing our asset management business from here, as we endeavor to grow our fee income stream to complement the spread income earned at the Annaly level."

    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from dividends Annaly receives from FIDAC, which earns investment advisory fee income. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 204,845,591 shares of common stock outstanding.

    The Company will hold the third quarter 2006 earnings conference call on November 2, 2006 at 10:00 a.m. EST. The number to call is 1-866-770-7129 for domestic calls and 617-213-8067 for international calls and the pass code is 32765281. The re-play number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 31915202. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, and risks associated with the investment advisory business of FIDAC, including the removal by FIDAC's clients of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment advisory business, changes in government regulations affecting our business, and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and all subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.



           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)


                              September 30,   June 30,    March 31,
                                  2006          2006         2006
                               (Unaudited)  (Unaudited)  (Unaudited)
                              ----------------------------------------

ASSETS

Cash and cash equivalents      $    66,844  $    53,849  $     2,403
Mortgage-Backed Securities, at
 fair value                     28,348,027   23,474,006   16,176,348
Agency Debentures, at fair
 value                                   -            -            -
Trading securities, at fair
 value                             197,679
Receivable for Mortgage-Backed
 Securities sold                     5,325            -      139,491
Accrued interest receivable        130,348      110,647       75,092
Receivable for advisory and
 service fees                        3,124        3,114        3,805
Intangible for customer
 relationships                      11,662       12,206       13,851
Goodwill                            22,966       22,966       22,966
Interest rate swaps, at fair
 value                                   -      105,435       36,470
Other assets                         2,679        1,567        2,281
                              ----------------------------------------

Total assets                   $28,788,654  $23,783,790  $16,472,707
                              ========================================

LIABILITIES AND STOCKHOLDERS'
 EQUITY

Liabilities:
  Repurchase agreements        $24,901,420  $21,256,703  $14,629,883
  Payable for Mortgage-Backed
   Securities purchased            942,871      607,789      354,312
  Trading securities sold, not
   yet purchased, at fair
   value                           204,010            -            -
  Accrued interest payable          66,547       42,100       37,738
  Dividends payable                 30,403       21,322       13,607
  Other liabilities                      -            -            -
  Accounts payable and other
   liabilities                      13,367        6,979        3,238
  Interest rate swaps, at fair
   value                            30,333            -            -

                              ----------------------------------------
Total liabilities               26,188,951   21,934,893   15,038,778
                              ----------------------------------------

Minority interest in equity of
 consolidated affiliate              5,028        5,000            -
                              ----------------------------------------

 6.00% Series B Cumulative
  Convertible Preferred Stock:
  4,600,000 shares authorized,
  issued and outstanding at
  September 30, 2006 and June
  30, 2006                         111,466      111,471            -
                              ----------------------------------------

Stockholders' Equity:
 7.875% Series A Cumulative
  Redeemable Preferred Stock:
  7,637,500 authorized,
  7,412,500 shares issued and
  outstanding                      177,088      177,088      177,088
 Common stock: par value $.01
  per share; 500,000,000
  authorized, 204,845,591,
  164,015,156, 123,701,656,
  123,684,931, and 123,648,931
  outstanding, respectively          2,048        1,640        1,237
 Additional paid-in capital      2,607,995    2,131,358    1,679,904
 Accumulated other
  comprehensive loss              (119,973)    (384,912)    (249,459)
 (Accumulated deficit)
  retained earnings               (183,949)    (192,748)    (174,841)
                              ----------------------------------------

Total stockholders' equity       2,483,209    1,732,426    1,433,929
                              ----------------------------------------

Total liabilities, minority
 interest, Series B Cumulative
 Redeemable Preferred Stock
 and stockholders' equity      $28,788,654  $23,783,790  $16,472,707
                              ========================================



                                            December 31, September 30,
                                              2005 (1)       2005
                                                          (Unaudited)
                                           ---------------------------

ASSETS

Cash and cash equivalents                   $     4,808   $     1,684
Mortgage-Backed Securities, at fair value    15,929,864    18,697,385
Agency Debentures, at fair value                      -       258,616
Trading securities, at fair value
Receivable for Mortgage-Backed Securities
 sold                                            13,449           788
Accrued interest receivable                      71,340        83,806
Receivable for advisory and service fees          3,497         4,579
Intangible for customer relationships            15,183        15,367
Goodwill                                         23,122        23,122
Interest rate swaps, at fair value                    -             -
Other assets                                      2,159         1,218
                                           ---------------------------

Total assets                                $16,063,422   $19,086,565
                                           ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                     $13,576,301   $17,038,226
  Payable for Mortgage-Backed Securities
   purchased                                    933,051       429,502
  Trading securities sold, not yet
   purchased, at fair value                           -             -
  Accrued interest payable                       27,994        34,171
  Dividends payable                              12,368        16,079
  Other liabilities                                 305           625
  Accounts payable and other liabilities          8,837         8,602
  Interest rate swaps, at fair value                543             -

                                           ---------------------------
Total liabilities                            14,559,399    17,527,205
                                           ---------------------------

Minority interest in equity of consolidated
 affiliate                                            -             -
                                           ---------------------------

 6.00% Series B Cumulative Convertible
  Preferred Stock: 4,600,000 shares
  authorized, issued and outstanding at
  September 30, 2006 and June 30, 2006                -             -
                                           ---------------------------

Stockholders' Equity:
 7.875% Series A Cumulative Redeemable
  Preferred Stock: 7,637,500 authorized,
  7,412,500 shares issued and outstanding       177,088       177,088
 Common stock: par value $.01 per share;
  500,000,000 authorized, 204,845,591,
  164,015,156, 123,701,656, 123,684,931,
  and 123,648,931 outstanding, respectively       1,237         1,237
 Additional paid-in capital                   1,679,452     1,679,452
 Accumulated other comprehensive loss          (207,117)     (304,555)
 (Accumulated deficit) retained earnings       (146,637)        6,138
                                           ---------------------------

Total stockholders' equity                    1,504,023     1,559,360
                                           ---------------------------

Total liabilities, minority interest,
 Series B Cumulative Redeemable Preferred
 Stock and stockholders' equity             $16,063,422   $19,086,565
                                           ===========================


(1) Derived from the audited consolidated financial statements at December 31, 2005.




           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                             (UNAUDITED)
                        (dollars in thousands)


                                        For the quarters ended
                                September 30,  June 30,   March 31,
                                    2006        2006        2006
                                --------------------------------------

Interest income                     $339,737    $280,171    $194,882

Interest expense                     295,726     242,473     167,512
                                --------------------------------------

Net interest income                   44,011      37,698      27,370
                                --------------------------------------

Other income
  Investment advisory and
   service fees                        4,978       5,210       6,997
  (Loss) gain on sale of
   Mortgage-Backed Securities           (446)     (1,239)     (7,006)
  Gain on termination of
   interest rate swaps                 8,414           -           -
  Income from trading securities         432           -           -
                                --------------------------------------

     Total other income (loss)        13,378       3,971          (9)
                                --------------------------------------

Expenses
  Distribution fees                      724         755       1,170
  General and administrative
   expenses                           11,542       8,985       7,177
                                --------------------------------------

     Total expenses                   12,266       9,740       8,347
                                --------------------------------------

Impairment of intangible for
 customer relationships                    -       1,345       1,148
                                --------------------------------------

Loss on other-than-temporarily
 impaired securities                       -      20,114      26,730
                                --------------------------------------

Income (loss) before income
 taxes                                45,123      10,470      (8,864)

Income taxes                           2,273       1,892       2,085
                                --------------------------------------

Net income (loss)                     42,850       8,578     (10,949)

Dividend on preferred stock            5,373       5,163       3,648
                                --------------------------------------

Net income available (loss
 related) to common shareholders     $37,477      $3,415    ($14,597)
                                ======================================

Net income (loss) per share
 available (related) to common
 shareholders:
  Basic                                $0.21       $0.02      ($0.12)
                                ======================================

  Diluted                              $0.20       $0.02      ($0.12)
                                ======================================

Weighted average number of
 shares outstanding:
  Basic                          181,767,106 158,632,865 123,693,851
                                ======================================

  Diluted                        189,952,159 158,703,614 123,693,851
                                ======================================

Net income (loss)                    $42,850      $8,578    ($10,949)
                                --------------------------------------
Comprehensive income (loss)
  Unrealized gain (loss) on
   available-for-sale securities     400,261    (225,771)   (113,091)
  Unrealized (loss) gain on
   interest rate swaps              (127,354)     68,965      37,013
  Reclassification adjustment
   for net (gains) losses
   included in net income or
   loss                               (7,968)     21,353      33,736
                                --------------------------------------
   Other comprehensive income
    (loss)                           264,939    (135,453)    (42,342)
                                --------------------------------------
Comprehensive income (loss)         $307,789   ($126,875)   ($53,291)
                                ======================================


                                             For the quarters ended
                                           December 31, September 30,
                                               2005         2005
                                          ----------------------------

Interest income                                $179,688      $177,474

Interest expense                                165,766       155,043
                                          ----------------------------

Net interest income                              13,922        22,431
                                          ----------------------------

Other income
  Investment advisory and service fees            8,702        10,945
  (Loss) gain on sale of Mortgage-Backed
   Securities                                   (65,285)           32
  Gain on termination of interest rate
   swaps                                              -             -
  Income from trading securities                      -             -
                                          ----------------------------

     Total other income (loss)                  (56,583)       10,977
                                          ----------------------------

Expenses
  Distribution fees                               1,850         2,414
  General and administrative expenses             6,359         6,455
                                          ----------------------------

     Total expenses                               8,209         8,869
                                          ----------------------------

Impairment of intangible for customer
 relationships                                        -             -
                                          ----------------------------

Loss on other-than-temporarily impaired
 securities                                      83,098             -
                                          ----------------------------

Income (loss) before income taxes              (133,968)       24,539

Income taxes                                      2,791         3,353
                                          ----------------------------

Net income (loss)                              (136,759)       21,186

Dividend on preferred stock                       3,649         3,648
                                          ----------------------------

Net income available (loss related) to
 common shareholders                          ($140,408)      $17,538
                                          ============================

Net income (loss) per share available
 (related) to common shareholders:
  Basic                                          ($1.14)        $0.14
                                          ============================

  Diluted                                        ($1.14)        $0.14
                                          ============================

Weighted average number of shares
 outstanding:
  Basic                                     123,684,931   123,169,910
                                          ============================

  Diluted                                   123,684,931   123,330,645
                                          ============================

Net income (loss)                             ($136,759)      $21,186
                                          ----------------------------
Comprehensive income (loss)
  Unrealized gain (loss) on available-for-
   sale securities                              (50,402)     (159,670)
  Unrealized (loss) gain on interest rate
   swaps                                           (543)            -
  Reclassification adjustment for net
   (gains) losses included in net income
   or loss                                      148,383           (32)
                                          ----------------------------
   Other comprehensive income (loss)             97,438      (159,702)
                                          ----------------------------
Comprehensive income (loss)                    ($39,321)    ($138,516)
                                          ============================




           ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                             (UNAUDITED)
                        (dollars in thousands)

                                            For the nine months ended
                                           September 30, September 30,
                                               2006          2005
                                           ---------------------------

Interest income                                 $814,790     $525,358

Interest expense                                 705,711      402,794
                                           ---------------------------

Net interest income                              109,079      122,564
                                           ---------------------------

Other income
  Investment advisory and service fees            17,185       26,923
  (Loss) gain on sale of Mortgage-Backed
   Securities                                     (8,691)      12,047
  Gain on termination of interest rate
   swaps                                           8,414            -
  Income from trading securities                     432            -
                                           ---------------------------

     Total other income                           17,340       38,970
                                           ---------------------------

Expenses
  Distribution fees                                2,649        6,151
  General and administrative expenses             27,704       19,919
                                           ---------------------------

     Total expenses                               30,353       26,070
                                           ---------------------------

  Impairment of intangible for customer
   relationships                                   2,493            -
                                           ---------------------------

  Loss on other-than-temporarily impaired
   securities                                     46,844            -
                                           ---------------------------

Income before income taxes                        46,729      135,464

Income taxes                                       6,250        7,952
                                           ---------------------------

Net income                                        40,479      127,512

Dividend on preferred stock                       14,184       10,945
                                           ---------------------------

Net income available to common shareholders      $26,295     $116,567
                                           ===========================

Net income per share available to common
 shareholders:
  Basic                                            $0.17        $0.95
                                           ===========================

  Diluted                                          $0.16        $0.95
                                           ===========================

Weighted average number of shares
 outstanding:
  Basic                                      155,054,308  122,067,300
                                           ===========================

  Diluted                                    160,211,191  122,265,351
                                           ===========================

Net income                                       $40,479     $127,512
                                           ---------------------------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-
   sale securities                                61,399     (171,709)
  Unrealized loss on interest rate swap          (21,376)           -
  Reclassification adjustment for net
   (losses) included in net income                47,121      (12,047)
                                           ---------------------------
  Other comprehensive income (loss)               87,144     (183,756)
                                           ---------------------------
 Comprehensive income (loss)                    $127,623     ($56,244)
                                           ===========================

    CONTACT: Annaly Capital Management, Inc.
             Investor Relations, 1-888-8Annaly
             www.annaly.com